UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2025

GBank Financial Holdings Inc.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-42621	82-3869786
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9115 West Russell Road Suite 110
Las Vegas, Nevada		89148
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (702) 851-4200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	GBFH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of T. Ryan Sullivan as President and Chief Executive Officer

GBank Financial Holdings Inc. (the “Company”) and its subsidiary, GBank (the “Bank”), are commencing a management reorganization designed to maximize its digital bank and payments opportunities. On August 26, 2025, Mr. T. Ryan Sullivan, a director and the President and Chief Executive Officer of the Company and the Bank, provided early notice of his intent not to renew his employment agreement with the Company and the Bank, which is currently set to expire on August 31, 2026.

The Company, the Bank and Mr. Sullivan are engaged in discussions to modify his current agreement to provide future consulting services to support a smooth transition. The Board of Directors of the Company and the Bank have authorized and directed Mr. Ed Nigro to continue discussions with Mr. Sullivan regarding consulting services and to take such actions as necessary or advisable to effectuate a smooth leadership transition.

(c) Appointment of Ed Nigro as Chief Executive Officer of the Company and the Bank

The Boards of Directors of the Company and the Bank appointed Mr. Ed Nigro as Chief Executive Officer of the Company and the Bank during the transition period and thereafter, effective September 3, 2025 and August 26, 2025, respectively. Mr. Nigro will continue to serve as Executive Chairman pursuant to the terms of his employment agreement with the Company and the Bank, dated January 31, 2024. There will be no changes to Mr. Nigro’s compensation arrangements as a result of this appointment at this time.

Mr. Nigro, age 83, was the founder and has served as Executive Chairman of the Board at the Company since December 5, 2017 and the Bank since July 24, 2007. Mr. Nigro has been actively engaged in the development, ownership, and operation of real estate in Las Vegas since 1979 and as an investor and manager in healthcare and diversified business enterprises since 1984. Nigro Associates, his construction firm, has developed and constructed commercial and residential projects in Nevada, Arizona, Louisiana, Oregon, and California. Mr. Nigro is the President of Omega Industries, Inc., an investment management firm. Mr. Nigro served as a Director and Chairman of the Audit Committee of Western Alliance Bancorporation (a New York Stock Exchange multibank holding company with over $4 billion in assets) and BankWest of Nevada since their inception in 1995 and 1994, respectively, until his resignation in July 2006. Mr. Nigro served as Vice Chairman of the Board of Directors of the First Tee of Monterey County, served as Chairman of the Audit Committee of the Monterey Peninsula Foundation, and served as a member of the Advisory Board of Habitat for Humanity, Las Vegas. From 1993 through its sale in 1996, he was a principal stockholder and the chief executive officer, and a member of the Board of Directors of Prime Holdings, Inc., which was then the largest privately held healthcare delivery concern in Nevada. Previously, he held numerous senior management positions at Del Webb Corporation, including chief operations officer and director for that company’s six hotel-casino properties, with annual revenues in excess of $400 million. Mr. Nigro has served as a member of the Board of Directors of Elsinore Corporation (owner of the Four Queens Hotel & Casino) and of Sierra Nevada Gaming Corporation. Mr. Nigro has also been active in numerous philanthropic organizations, including Boy Scouts of America, the United Way Casino Campaign Division (as its Chairman), the Las Vegas Chamber of Commerce (as its Vice President and Board of Directors member,) the Nevada Resort Association (as a Director and a member of its Executive Committee,) the Variety Club of Las Vegas (as its Chairman,) and the Muscular Dystrophy Association. Mr. Nigro is a graduate of Holy Cross College. He has also served as a Commissioned Officer with the United States Air Force, where he was awarded the Air Medal for Combat Missions in Vietnam, two commendation medals for Meritorious Service, the Vietnam Campaign Medal and other medals and awards.

Mr. Nigro is the father of Todd A. Nigro, also a member of the Boards of Directors of the Company and the Bank. There is no other family relationship between Mr. Nigro and any other director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer.

Mr. Nigro has a 15.78% ownership interest in Nigro HQ, LLC, a Nevada limited liability company and the landlord for the Bank’s headquarters and southwest Las Vegas branch location. The Bank entered into this five-year lease agreement on February 1, 2007 with five 5-year options. On August 25, 2022, the Bank exercised its option for its third of five 5-year lease extensions. This extension was exercised in conjunction with an increase in monthly base rent to $2.54 per rentable square foot, or $30,251.60 per month. On October 10, 2022, the Bank exercised its option for its fourth of five 5-year lease extensions. This extension was exercised in conjunction with four (4) additional 5-year options to extend the term of the lease. The Bank’s next lease expiration for this location is scheduled for September 30, 2032. The financial terms of this lease, subsequent renewal, and ownership interest in this landlord by Edward M. Nigro and Todd A. Nigro were disclosed to both federal and state banking regulators along with an independent market review of the property. Independent market reviews have confirmed that the terms of this lease, as well as the August 2022, and October 2022 amendments, were on substantially the same terms as those prevailing at the time for comparable transaction with non-insiders and did not present more than the normal risk of such transactions nor present other unfavorable terms. Moreover, this lease was approved by the disinterested members of the Bank’s Board of Directors (i.e., the members of the Board of Directors with no ownership interest in the landlord and no familial relationship with parties with an ownership interest in the landlord), who determined that the terms and conditions of this lease are fair and reasonable to the Bank.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

104 Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GBANK FINANCIAL HOLDINGS INC.

Date:	September 3, 2025	By:	/s/ Jeffery E. Whicker
Jeffery E. Whicker Executive Vice President and Chief Financial Officer